SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 27, 2003

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

2593 West Roosevelt Boulevard, Monroe, North Carolina 28111-0418

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 225-8444

Not Applicable

(Former address of principal executive offices)

Item 5    Other Events.

The Registrant declared its first cash dividend in an amount equal to $.08 per share which will be paid to shareholders on March 17, 2003 to shareholders of record on February 28, 2003. Registrant indicated this was an annual dividend to reward shareholders for its financial results in 2002.

The Registrant also announced unaudited net income for the year ended December 31, 2002 of $1.3 million representing a 74.3% increase over results for the year ended December 31, 2001. At December 31, 2002 Registrant’s assets were $215.2 million, loans receivable were $165.4 million, deposits were $174.3 million and stockholders’ equity was $23.1 million.

The Registrant issued two press releases that are attached to and made a part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton

Randy P. Helton, President

Dated: January 28, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Two press releases each dated January 27, 2003

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